EXHIBIT 10.21

AMENDMENT

TO THE

PIEDMONT NATURAL GAS COMPANY

EMPLOYEE STOCK PURCHASE PLAN

THIS FIRST AMENDMENT dated this 18th day of September, 2012, to the Piedmont Natural Gas Company Employee Stock Purchase Plan (as amended and restated effective April 1, 2009) (the “Plan”) adopted by Piedmont Natural Gas Company, Inc. (the “Company”).

WHEREAS, the Company has adopted and maintains the Plan as a qualified “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, for the benefit of certain eligible employees as defined in the Plan;

WHEREAS, the Plan authorizes the amendment of the terms of the Plan by the Company; and

WHEREAS, the eligibility provisions of the Plan need to be amended and a certain clean up amendment is required.

NOW THEREFORE, the Plan is hereby amended as follows:

1.         Effective as of January 1, 2012, the first full sentence of Section 2.01 of the Plan is amended in its entirety to read as follows:

“Each Employee shall be eligible to participate in the Plan on the first day following the date on which the Employee completes thirty (30) days of continuous employment with the Corporations.”

2.         title reference for Article IV is incorrectly labeled “Article VI”. The Plan is hereby amended to correct the reference to “Article IV”.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed the day and year written above.

PIEDMONT NATURAL GAS COMPANY, INC.

By: /s/ Kevin M. O’Hara

Its: SVP – Chief Administrative Officer